13 D FILING
                                  -----------

                            SUPPLEMENTARY STATEMENT
                            -----------------------


Item 1: Security And Issurer
----------------------------

Class Of Equity Securities              :  Common Stock
Issurer                                 :  Powerhouse Resources, Inc.
Principal Executive Offices             :  1764 Platte Street
                                           Suite 200 (River Side)
                                           Denver
                                           Colorado  80202
                                           U.S.A.



Item 2: Identity And Background
-------------------------------

Name                                   :  Chung An Investment Limited
Registration                           :  Bahamas
Address                                :  Registered Office
                                          P.O. Box CB 12751, Nassau,
                                          New Providence, Bahamas
Principal Business                     :  Investment Holding Company
Details Of Directors                   :  See Attached
Details Of Controlling
Corporations And Their Directors       :  See Attached



DIRECTORS OF WELLSAME INVESTMENT LIMITED
----------------------------------------

                                BUSINESS         PRINCIPAL        PREVIOUS        SECURITIES
              DIRECTORS         ADDRESS          OCCUPATION      CONVICTIONS      VIOLATIONS       NATIONALITY
              ---------         -------          ----------      -----------      ----------       -----------

Reference to
General          (a)              (b)                (c)              (d)            (e)               (f)
Instructions

   (i)        YUEN Wai          23F, New           Company             No             No             Peoples'
                             World Tower II,       Director                                        Republic Of
                               18 Queen's                                                             China
                              Road Central,
                                Hong Kong

   (ii)       MENG Xiao          - Do -             - Do -             No             No              - Do -
                Jing

   (iii)    LU Zhu Jiang         - Do -             - Do -             No             No              - Do -

   (iv)      WU Yue Hua          - Do -             - Do -             No             No              - Do -


DIRECTORS OF BOWEN LIMITED


                                BUSINESS         PRINCIPAL        PREVIOUS        SECURITIES
              DIRECTORS         ADDRESS          OCCUPATION      CONVICTIONS      VIOLATIONS       NATIONALITY
              ---------         -------          ----------      -----------      ----------       -----------

Reference to
General          (a)              (b)                (c)              (d)            (e)               (f)
Instructions

   (i)      LIM Eng Suan       14F, Onfem          Merchant            No             No              British
                               Tower, 29
                                Wyndham
                            Street, Central,
                               Hong Kong

   (ii)     LAI Shuk Chun        - Do -             - Do -             No             No             Hong Kong
                                                                                                 (British National
                                                                                                     Overseas)

   (iii)     TONG Mei Mei        - Do -             - Do -             No             No              - Do -


SHAREHOLDERS OF WELLSAME INVESTMENT LIMITED
-------------------------------------------

Name                        :  YUEN Wai
Shareholding                :  100%
Registration                :  23F, New World Tower II, 18 Queen's Road Central,
Address                        Hong Kong
Principal Business          :  Company Director

SHAREHOLDERS OF BOWEN LIMITED
-----------------------------

Name                        :  LAI Cheuk Kiu
Shareholding                :  100%
Registration                :  Offshore Group Chambers, P.O. Box N-341, Nassau,
Address                        New Providence Bahamas


ITEM 3 : SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION
----------------------------------------------------------

- A loan has already been made to Powerhouse Resources, Inc. for US $1 million, on 1st April 1998, funded from working capital.

- The exercise of the option can take place on or before 31st July 1998 or if extended at the lender's discretion will result in the conversion of the loan together with accrued interest as part of a total subscription of US $3,00,000 which is to be converted into common stock in the company. Based on the net asset value per share as at 31st December 1997, as confirm by the auditors on the previous estimate the net tangible asset value per share was 0.39 cents, indicating that some 769,230,760 shares would be issued for US $3 million

- The precise source of the funds will be determined nearer the time of the option being exercised.


ITEM 4 : Purpose Of Transaction
-------------------------------

(a) Additional Acquisition or disposition of securities - none presently planned

(b)  Extraordinary corporate transaction -  none presently planned

(c)  Sale or transfer of assets - none presently planned

(d)  Changes in board of directors - none presently planned

(e) Changes in capitalisation or dividend policy - possible reverse stock split, 1 for 200 present estimate of ratio

(f) Any other material change in capitalisation or dividend policy - none presently planned

(g)  Changes in charter - none presently planned

(h)  Causing class delisting - none presently planned

(i)  Class terminated - none presently planned

(j)  Any similar action - none presently planned

ITEM 5 : INTEREST IN SECURITIES OF THE ISSURER
----------------------------------------------

(a)  Present issue    465,622,810
     To be issued      96,440,000
                       ----------
                      535,062,810
                      ===========

(b)  Following exercise of option
     New shares to be issued : 769,230,760 or 58.98% of revised total shares

(c)  Recent transaction - None

(d)  Person with power to direct - None

(e)  Date of cessation - Not applicable



ITEM 6 : CONTRACTS ETC
----------------------

*  Finders fee - Langston Finance
                 7,500,000 common shares of 1 cent par value



ITEM 7 : MATERIAL TO BE FILED AS EXHIBITS
-----------------------------------------

*  Facility agreement dated February 5, 1998



Signature

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date  June 26, 1998

Signature
/s/  Tong Mei Mei
-------------------------

Name/Title
Tong Mei Mei / Director